EXHIBIT 10.2
LOJACK CORPORATION
ANNUAL INCENTIVE PLAN

THE PLAN

LoJack Corporation, a Massachusetts corporation (the “Company”), previously adopted the LoJack Corporation Cash Incentive Plan.  Effective as of January 1, 2010, the Company hereby amends and restates the LoJack Corporation Cash Incentive Plan, which shall now be known as the LoJack Corporation Annual Incentive Plan (the “Plan”).

1.  Purpose

The purpose of this Plan is to advance the interests of the Company by providing a means to pay performance-based short-term and long-term incentive compensation to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations.  It is anticipated that the opportunity to earn such compensation will stimulate the efforts of those employees on behalf of the Company, strengthen their desire to continue in the service of the Company, and will prove attractive to promising new employees and will assist the Company in attracting such employees.

2.  Definitions

As used in this Plan and in connection with any Award, the terms set forth below shall have the following meanings.

(a)  “Award” means the opportunity to earn compensation under this Plan, subject to the achievement of one or more Performance Goals with respect to a Performance Period and such other terms and conditions as the Committee may impose in its sole discretion.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Committee” has the meaning specified in Section 3(a).

(d)  “Company” has the meaning specified in the first paragraph.

(e)  “Participant” means any employee of the Company or its Subsidiaries who has been granted an Award.

(f)  “Performance Goal(s)” means one or more measures determined with respect to one or more of the following metrics as applied to the Company and its Subsidiaries as a whole, or solely to the Company or a Subsidiary, or a division or other unit of the Company or a Subsidiary:  revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; total shareholder return; EBITDA; or working capital.  Any such criteria may be adjusted to deviate from generally accepted accounting principles where such modified definition is used by the Company or a Subsidiary in a contract.

The Committee may also, in its discretion, establish one or more Performance Goals that are unique to the job of a particular Participant.

The Committee may, with respect to Participant specific and non-Participant specific Performance Goals, exclude the effect of acquisitions or dispositions of business units, restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment and the effect of foreign currency fluctuations, in each case as those terms are defined under generally accepted accounting principles.

(g)  The “Performance Period” for an Award means the period of time for the measurement of the extent to which the applicable Performance Goals are attained.

(h)  “Plan” means this LoJack Corporation Annual Incentive Plan, as amended and in effect from time to time.

(i)  “Subsidiary” means a corporation in which the Company directly or indirectly owns 25% or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a 25% or more interest in the capital and/or profits.  A Subsidiary may be a U.S. domestic or foreign entity.

(j)  “Termination of Employment” of a Participant means the termination of the Participant’s employment with the Company and the Subsidiaries.

3.  Administration

(a)  Unless the Board provides otherwise, this Plan shall be administered by the Compensation Committee of the Board (the “Committee”).  The Committee shall have full and final authority, in its discretion but subject to the express provisions of this Plan, to determine the eligibility for Awards among all Company and Subsidiary employees, establish the terms and conditions of Awards including, without limitation, Performance Goals and the related Performance Period, determine the extent to which Awards are actually earned, determine the form of payment of any Award, interpret this Plan, and make all determinations necessary or advisable for the administration of this Plan.

(b)  The determination of the Committee on all matters relating to this Plan and all Awards shall be made in its sole discretion, and shall be conclusive and final.  No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

4.  Eligibility

Awards may be granted to any employee of the Company or any Subsidiary.

5.  Establishment of Awards

(a)  Basic Terms of Awards.  In connection with the grant of each Award, the Committee shall (i) determine the Performance Goals (whether Participant specific, Non-Participant specific, or some combination thereof) and Performance Period applicable to the Award, (ii) establish the formula for determining the amounts payable based upon achievement of the applicable Performance Goals, (iii) determine the consequences for the Award of the Participant’s Termination of Employment for various reasons or the Participant’s demotion or promotion during the Performance Period, (iv) determine the form of payment of the Award, and (v) establish such other terms and conditions for the Award as it may deem appropriate.

(b)  Establishment of Performance Goals.  Non-Participant specific Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies, each as determined by the Committee in its discretion.  Participant specific Performance Goals may be based on such criteria as the Committee shall determine to be appropriate.

If Performance Goals are not fully achieved, the Committee may provide that less than 100% of an Award may be paid.  The Committee may also, in its discretion, reduce (including to $0) an Award based on any of the following criteria:  extent to which objective financial measurements achieved for the fiscal year satisfied the Company’s or Participant’s short-term or long-term goals; shareholder confidence in the Company, as evidenced in part by the Company’s stock price; and the overall performance and financial health of the Company and its Subsidiaries.

6.  Payment of Awards

The Committee shall announce, generally no later than the close of the applicable Performance Period, the form in which an Award will be paid, which may include all cash, all Company stock, or any combination thereof.  To the extent Awards are made in the form of stock, the Committee may use shares otherwise available for issuance under the LoJack Corporation 2008 Stock Incentive Plan, or any similar such plan or arrangement.

Payment of an Award shall only be made after determination by the Committee of the Participant’s entitlement thereto under the Plan, except that the Committee may at any time provide that achievement of Performance Goals will be waived in whole or in part upon the death or disability of the Participant or other Termination of Employment.  Any payment made to a Participant pursuant to an Award shall be made no later than March 15 of the calendar year following the last day of the applicable Performance Period provided the Participant remains employed on the payment date (or the Participant’s death or disability or other Termination of Employment, if applicable) and shall be subject to all applicable federal, state, local, and foreign tax withholding.  The Committee may, in its discretion, waive the requirement that the Participant remain employed on the actual payment date.

7.  Miscellaneous Provisions

(a)  Non-Uniform Awards.  The Committee’s Awards hereunder, including the terms and conditions applicable thereto, need not be uniform and the Committee need not treat similarly situated employees in a similar manner.

(b)  Nontransferability.  Awards granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution.

(c)  Funding.  The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

(d)  No Employment Rights.  Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (i) give any Participant the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend or terminate any of its employee benefit plans.

(e)  Controlling Law.  The law of the Commonwealth of Massachusetts, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

8.  Amendment and Termination of this Plan and Awards

The Board may from time to time in its discretion amend or modify this Plan or terminate the Plan without the approval of the stockholders of the Company; provided that except as provided in the next sentence, no such amendment or termination shall adversely affect any previously-granted Award without the consent of the Participant.  Notwithstanding the foregoing, the Board may from time to time amend this Plan, and the Committee may from time to time amend Awards, without the consent of affected Participants to comply with applicable law, stock exchange rules or accounting rules.